Exhibit 99.1

Envestnet Provides Update on Form 10-K Filing

Chicago, IL – April 5, 2013 – Envestnet (NYSE: ENV), a leading provider of unified wealth management technology and services to investment advisors, today reported that it has delayed the filing of its Annual Report on Form 10-K for the year ended December 31, 2012 beyond the April 2, 2013 extended filing due date. As Envestnet indicated in its April 3, 2013 Current Report on Form 8-K, on April 2, 2013 its Audit Committee engaged KPMG LLP to re-audit Envestnet’s financial statements for the year ended December 31, 2010 as a result of independence concerns with its prior auditor. Envestnet previously had engaged KPMG LLP to audit Envestnet’s financial statements for the year ended December 31, 2012 and to re-audit Envestnet’s financial statements for the year ended December 31, 2011 as a result of the same concerns.

As a result of the filing delay, Envestnet received a letter from the New York Stock Exchange (the “NYSE”) notifying Envestnet that it was not currently in compliance with the NYSE’s continued listing requirements under the timely filing criteria set forth in Section 802.01E of the NYSE Listed Company Manual. Such notices are routinely issued by the NYSE in situations when there are late filings with the Securities and Exchange Commission. On April 3, 2013, Envestnet informed the NYSE that Envestnet is working diligently to complete the 2012 Form 10-K.

Under NYSE rules, Envestnet has six months from April 2, 2013, subject to ongoing evaluation, to file its Form 10-K. Until Envestnet files its Form 10-K, its common stock will remain listed on the NYSE under the symbol “ENV,” but will be assigned an “LF” indicator to signify late filing status. Envestnet can regain compliance with the NYSE listing standards at any time during this six-month period once it files its Form 10-K with the SEC. If Envestnet fails to file its annual report within such six-month period, the NYSE may, in its sole discretion, allow Envestnet’s common stock to trade for up to an additional six months depending on specific circumstances as outlined in the rule. It is expected that Envestnet would need to submit an official request to the NYSE for the NYSE’s consideration at the appropriate time.

Although Envestnet is working diligently to complete the 2012 Form 10-K and currently expects to complete and file the 2012 Form 10-K within six months of its due date, no assurance can be given that the 2012 Form 10-K will be filed within such period, or that the NYSE would allow Envestnet’s securities to trade for up to an additional six months.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is a leading provider of unified wealth management technology and services to investment advisors. Our open-architecture platforms unify and simplify the wealth management process, delivering unparalleled flexibility, accuracy, performance and value. Envestnet solutions enable the transformation of wealth management into a transparent, conflict-free and fully-aligned standard of care, and empower advisors to deliver better results.

Envestnet’s Advisor Suite® software empowers financial advisors to better manage client outcomes and strengthen their practice. Envestnet provides institutional-quality research and advanced portfolio solutions through our Portfolio Management Consultants group, Envestnet | PMC®. Envestnet | Tamarac provides leading rebalancing, reporting and practice management software. For more information on Envestnet, please visit www.envestnet.com.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors include, but are not limited to, changes to the Company’s previously reported financial information as a result of the aforementioned reaudit and the risk that the Company will not be able to file the 2012 Form 10-K within six months of its due date. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of April 5, 2013 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940